EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Fourth-Quarter and Full-Year 2007 Financial Results
CAMBRIDGE, Mass., February 6, 2008 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its fourth quarter and year ended December 31, 2007 financial results.
Fourth-Quarter Financial Performance
•	Total revenues were $58.4 million, compared with $48.9 million for the fourth quarter of last year.

•	On a GAAP-reported basis, Forrester reported net income of $5.6 million or $0.24 per diluted share, compared with net income of $6.2 million, or $0.26 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $8.7 million, or $0.37 per diluted share, for the fourth quarter of 2007, which excludes non-cash stock-based compensation expense of $2.6 million, amortization of $254,000 of acquisition-related intangible assets, net marketable and non-marketable investment gains of $671,000 and expenses related to the previously reported stock option investigation and restatement of the Company’s historical financial statements of $954,000 and which reflects a pro forma effective tax rate of 39 percent. This compares with pro forma net income of $7.5 million, or $0.31 per diluted share, for the same period in 2006, which excludes non-cash stock-based compensation expense of $2.0 million, amortization of $462,000 of acquisition-related intangible assets, net non-marketable investment gains of $43,000 and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $668,000 and which reflects a pro forma effective tax rate of 37 percent.
Year Ended December 31, 2007 Financial Performance
•	Total revenues were $212.1 million, compared with $181.5 million for the same period last year. Revenues related to the Ultimate Consumer Panel business, which was sold during the third quarter of 2006, are not included in revenues but are included as a component of income from discontinued operations for 2006.

•	On a GAAP-reported basis, Forrester reported net income of $18.9 million, or $0.80 per diluted share, for the year ended December 31, 2007, compared with net income of $17.8 million, or $0.77 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $27.6 million, or $1.16 per diluted share, for the year ended December 31, 2007, which excludes non-cash stock-based compensation expense of $8.3 million, amortization of $1.2 million of acquisition-related intangible assets, net marketable and non-marketable investment impairments of $1.0 million and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $4.6 million and which reflects a pro forma effective tax rate of 39 percent. This compares with pro forma net income of $22.5 million, or $0.98 per diluted
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Forrester Fourth-Quarter And Full-Year Fiscal 2007 Information / Page 2
share, for the same period last year, which excludes non-cash stock-based compensation expense of $7.2 million, amortization of $2.1 million of acquisition-related intangible assets, a net gain from the sale of discontinued operations of $1.4 million, $300,000 of net income from discontinued operations, net non-marketable investment gains of $348,000 and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $668,000 and which reflects a pro forma effective tax rate of 37 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“We are pleased with our 2007 financial performance,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Along with the introduction of our new role-based strategy, we achieved the top end of our revenue growth target and exceeded our EPS guidance. In 2008, we will complete the transition to roles, an offering which has made us more relevant to our clients. We’ll also continue to drive our syndicated business this year, a key priority for Forrester.”
Forrester is providing first-quarter 2008 financial guidance as follows:
First-Quarter 2008 (GAAP):
•	Total revenues of approximately $53.5 million to $56.5 million.

•	Operating margin of approximately 11 percent to 14 percent.

•	Other income of approximately $2.3 million.

•	An effective tax rate of 39 percent.

•	Diluted earnings per share of approximately $0.21 to $0.27
First-Quarter 2008 (Pro Forma):
Pro forma financial guidance for the first quarter of 2008 excludes amortization of acquisition-related intangible assets of approximately $200,000, non-cash stock-based compensation expense of $1.3 million to $1.7 million, costs related to the stock option investigation and restatement of the Company’s historical financial statements of approximately $200,000 and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 13 percent to 15 percent.

•	Pro forma effective tax rate of 39 percent.

•	Pro forma diluted earnings per share of approximately $0.24 to $0.28.
Forrester is providing full-year 2008 guidance as follows:
Full-Year 2008 (GAAP):
•	Total revenues of approximately $240 million to $248 million.
•	Operating margin of approximately 14 percent to 16 percent.
•	Other income of approximately $ 9.5 million.

Forrester Fourth-Quarter And Full-Year Fiscal 2007 Information / Page 3
•	An effective tax rate of 39 percent.
•	Diluted earnings per share of approximately $1.14 to $ 1.24.
Full-Year 2008 (Pro Forma):
Pro forma financial guidance for full-year 2008 excludes non-cash stock-based compensation expense of $5.0 million to $ 6.0 million, amortization of acquisition-related intangible assets of approximately $250,000, costs related to the stock option investigation and restatement of the Company’s historical financial statements of $200,000 to $500,000, as well as any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 17 to 18 percent.
•	Pro forma diluted earnings per share of approximately $ 1.28 to $ 1.36.
•	An effective tax rate of 39 percent.
Forrester Research, Inc. (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 24 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the fourth quarter of and full-year 2007. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com

Forrester Fourth-Quarter And Full-Year Fiscal 2007 Information / Page 4
© 2008, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Fourth-Quarter and Full Year Fiscal 2007 Results/Page 5
Forrester Research, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended		Year ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2007	2006	2007	2006

	(Unaudited)		(Unaudited)
Revenues
Research services	$34,851	$30,596	$131,163	$114,876
Advisory services and other	23,568	18,352	80,893	66,597

Total revenues	58,419	48,948	212,056	181,473

Operating expenses
Cost of services and fulfillment	21,501	18,967	81,608	73,268
Selling and marketing	19,017	15,595	71,830	59,626
General and administrative	8,216	6,099	30,749	22,859
Depreciation	1,105	871	3,986	3,618
Amortization of intangible assets	254	462	1,232	2,060

Total operating expenses	50,093	41,994	189,405	161,431

Income from continuing operations	8,326	6,954	22,651	20,042

Other income, net	2,219	1,768	8,372	5,704
Gains (impairments) from securities and non-marketable investments, net	671	43	(1,019)	348

Income from continuing operations before income taxes	11,216	8,765	30,004	26,094

Income tax provision	5,601	2,526	11,061	10,037

Income from continuing operations	$5,615	$6,239	$18,943	$16,057

Discontinued operations
Income from discontinued operations, net of taxes	—	—	—	300
Gain on sale of discontinued operations, net of taxes	—	—	—	1,399

Net Income	$5,615	$6,239	$18,943	$17,756

Diluted income per share from continuing operations	$0.24	$0.26	$0.80	$0.70

Diluted income per share from discontinued operations	$—	$—	$—	$0.07

Diluted income per share from net income	$0.24	$0.26	$0.80	$0.77

Diluted weighted average shares outstanding	23,670	23,815	23,729	22,973

Basic income per share from continuing operations	$0.24	$0.27	$0.82	$0.72

Basic income per share from discontinued operations	$—	$—	$—	$0.08

Basic income per share from net income	$0.24	$0.27	$0.82	$0.80

Basic weighted average shares outstanding	23,096	22,970	23,074	22,195

Pro forma data (1):

Income from continuing operations	$8,326	$6,954	$22,651	$20,042
Amortization of intangible assets	254	462	1,232	2,060

Investigation related expenses	954	668	4,583	668

Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,127	931	4,245	3,185
Selling and marketing	206	492	1,730	1,885
General and administrative	1,231	578	2,351	2,140

Pro forma income from continuing operations	12,098	10,085	36,792	29,980

Other income, net	2,219	1,768	8,372	5,704

Pro forma income before income taxes	14,317	11,853	45,164	35,684

Pro forma income tax provision	5,584	4,386	17,614	13,203

Pro forma net income	$8,733	$7,467	$27,550	$22,481

Pro forma diluted earnings per share	$0.37	$0.31	$1.16	$0.98

Diluted weighted average shares outstanding	23,670	23,815	23,729	22,973

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense, net gains or impairments from marketable and non-marketable investments, discontinued operations, costs associated with the stock option investigation This does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States. and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Fourth-Quarter and Full Year Fiscal 2007 Results/Page 6
Forrester Research, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006
	(Unaudited)
Assets:
Cash and cash equivalents	$53,163	$39,157
Available-for-sales securities	195,811	168,676
Accounts receivable, net	69,865	59,727
Deferred commissions	10,631	10,117
Deferred income taxes	13,236	13,592
Prepaid expenses and other current assets	11,304	7,610

Total current assets	354,010	298,879

Property and equipment, net	6,834	5,611
Deferred income taxes	2,274	11,335
Goodwill and intangible assets, net	53,986	54,688
Non-marketable investments and other long term assets	9,253	13,630

Total assets	$426,357	$384,143

Liabilities and stockholders’ equity:
Accounts payable	$4,174	$2,878
Accrued expenses	28,891	29,852
Deferred revenue	111,418	99,875

Total current liabilities	144,483	132,605

Deferred income tax liability and other non-current accrued income tax liability	6,858	6,633

Total liabilities	151,341	139,238

Preferred stock	—	—
Common stock	282	279
Additional paid-in capital	284,431	270,306
Retained earnings	81,478	62,766
Treasury stock, at cost	(90,428)	(85,834)
Accumulated other comprehensive loss	(747)	(2,612)

Total stockholders’ equity	275,016	244,905

Total liabilities and stockholders’ equity	$426,357	$384,143

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Forrester Fourth-Quarter and Full Year Fiscal 2007 Results/Page 7
Forrester Research, Inc.
Consolidated Statements Cash Flows
(In thousands)

	Year ended
	December 31,	December 31,
	2007	2006
	(Unaudited)
Cash flows from operations:
Net income	$18,943	$17,756
Net income and gain from sale of discontinued operations	—	(1,699)

Income from continuing operations	$18,943	$16,057
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	3,986	3,618
Amortization of intangible assets	1,232	2,060
Non-cash stock-based compensation	8,326	7,210
Impairments (gains) from non-marketable investments, net	1,622	(348)
Realized gains on sales of available-for-sale securities	(603)	—
Increase in provision for doubtful accounts	480	358
Tax benefit from exercises of employee stock options	101	75
Deferred income taxes	6,165	9,636
Accretion of premiums on available-for-sale securities	607	852
Changes in assets and liabilities -		—
Accounts receivable	(9,966)	(7,765)
Deferred commissions	(514)	(1,267)
Prepaid expenses and other current assets	(3,552)	(1,906)
Accounts payable	1,171	1,171
Accrued expenses	(409)	2,935
Deferred revenue	9,841	12,751

Net cash provided by operating activities	37,430	45,437
Net cash provided by discontinued operations	—	325

Net cash provided by operating activities	37,430	45,762

Cash flows from investing activities:
Purchases of property and equipment	(5,106)	(3,334)
Purchase of non-marketable investments	—	(300)
Proceeds from non-marketable investments	2,640	555
Proceeds from sale of discontinued operations	250	1,642
Decrease in other assets	146	391
Purchases of available-for-sale securities	(1,240,584)	(565,495)
Proceeds from sales and maturities of available-for-sale securities	1,217,367	480,166

Net cash used in investing activities	(25,287)	(86,375)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	4,896	42,526
Tax benefits related to stock options	807	308
Acquisition of treasury shares	(4,594)	(12,304)

Net cash provided by financing activities	1,109	30,530

Effect of exchange rate changes on cash and cash equivalents	754	702

Net increase (decrease) in cash and cash equivalents	14,006	(9,381)

Cash and cash equivalents, beginning of period	39,157	48,538

Cash and cash equivalents, end of period	$53,163	$39,157